Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-126054, 333-46936 and 333-79643 of Nautilus, Inc. on Form S-8 of our report dated June 29, 2010, relating to the financial statements and financial statement schedule of the Nautilus, Inc. 401(k) Savings Plan appearing in this Annual Report on Form 11-K of the Nautilus, Inc. 401(k) Savings Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Portland, Oregon

June 28, 2010